UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

 (Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2013, VIVUS, Inc. (the “Company”), First Manhattan Co. (“First Manhattan”) and Peter Y. Tam entered into a letter agreement (the “Letter Agreement”) in connection with the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Tam, effective as of July 1, 2013 (the “Severance Agreement”). In connection with the change in the majority of the Board and a material reduction or change in job duties and responsibilities, the Company and First Manhattan acknowledged and agreed (pursuant to the Settlement Agreement described below) that Mr. Tam would be entitled to terminate his employment for Good Reason (as defined in the Severance Agreement). Under the terms of the Letter Agreement, if Mr. Tam terminates his employment on or before January 18, 2014, such termination will be deemed to be a termination for Good Reason and Mr. Tam will be entitled to severance payments and benefits pursuant to the terms of the Severance Agreement. Between January 18, 2014 and July 18, 2015, Mr. Tam will be entitled to severance payments and benefits if he terminates his employment for Good Reason based on a material reduction or change in his then current job duties and responsibilities as of January 18, 2014 or if he terminates his employment for any other reason that constitutes Good Reason under the terms of the Severance Agreement.

A copy of the Letter Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is incorporated by reference hereto.

Pursuant to the terms of the Settlement Agreement by and between the Company and First Manhattan as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on July 19, 2013 (the “Settlement Agreement”), the following resignations and appointments occurred:

Each of Charles J. Casamento, Ernest Mario, Ph.D., Linda M. Dairiki Shortliffe, M.D., Peter Y. Tam and Leland Wilson resigned as members of the board of directors of the Company (the “Board”), with such resignations effective as of 9:00 a.m. on July 19, 2013.  Such resignations were also effective with respect to (i) in the case of Mr. Casamento, his position on the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, (ii) in the case of Dr. Mario, his position on the Company’s Audit Committee and Compensation Committee and (iii) in the case of Dr. Shortliffe, her position on the Company’s Compensation Committee and Nominating and Governance Committee.

In connection with the Settlement Agreement, the Company appointed Michael James Astrue, Samuel F. Colin, M.D., Alexander J. Denner, Ph.D., Johannes J.P. Kastelein, David York Norton and Herman Rosenman as members of the Board effective as of 9:00 a.m. on July 19, 2013. The Board has not yet determined on which committees the new directors will serve.

None of the directors has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In addition, Mr. Wilson tendered his resignation from his position as Chief Executive Officer effective as of 9:00 a.m. on July 19, 2013.

On July 22, 2013, pursuant to the Settlement Agreement, the Board appointed Anthony P. Zook, age 52, to serve as the Chief Executive Officer of the Company. From January 2010 to February 2013, Mr. Zook served as Executive Vice President for Global Commercial Operations at AstraZeneca plc, a public biopharmaceutical company. From January 2006 to January 2013, Mr. Zook served as the President and Chief Executive Officer of AstraZeneca plc’s North American division. From June 2007 to January 2010, Mr. Zook served as Executive Vice President of Global Marketing of AstraZeneca plc. From November 2008 to February 2010, he also served as the President of MedImmune Inc., the wholly-owned biologics subsidiary of AstraZeneca plc, where he also served as its Interim Chief Executive Officer and Interim Head. Since May 2013, he has served as a member of the board of directors of AltheRx, Inc., a private pharmaceutical company. From September 2009 to January 2010, he served as a member of the board of directors of of Rib-X Pharmaceuticals, Inc., a private pharmaceutical company. He also currently serves as a member of the board for the Pennsylvania Division of the American Cancer Society, a member of the executive council for the National Pharmaceutical Council, a member of the board of trustees for the Healthcare Leadership Council, a member of the board of Frostburg University and an executive director of Bringing Hope Home. Mr. Zook holds a B.S. degree in Biology from Frostburg University and an A.A. degree in Chemical Engineering from Penn State University.

There are no family relationships between Mr. Zook and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

The Board intends to review and approve the compensation arrangements for Mr. Zook and the newly appointed members of the Board in an upcoming meeting of the Board or the Compensation Committee of the Board.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           On July 18, 2013, the Board amended the Company’s Amended and Restated Bylaws to (i) increase the authorized number of directors from nine to eleven, effective as of July 18, 2013 and (ii) to authorize the Board to authorize the chairman of a meeting of the stockholders to adjourn the meeting, whether or not a quorum is present. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

A copy of Amendment No. 4 to the Amended and Restated Bylaws is filed with this Form 8-K and attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Amendment No. 4 to the Amended and Restated Bylaws of VIVUS, Inc., as amended on July 18, 2013.

10.1	Letter Agreement, dated as of July 18, 2013, by and among VIVUS, Inc., First Manhattan Co. and Peter Y. Tam.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir, Esq.
Vice President, Business Development and General Counsel

Date:  July 24, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 4 to the Amended and Restated Bylaws of the VIVUS, Inc., as amended on July 18, 2013.

10.1	Letter Agreement, dated as of July 18, 2013, by and between VIVUS, Inc., First Manhattan Co. and Peter Y. Tam.